                                                                    Exhibit 99.1


                                                                            news

FINANCIAL
RELATIONS BOARD

                                                   RE: LINDSAY MANUFACTURING CO.
                                                       2707 NORTH 108TH STREET
                                                       SUITE 102
                                                       OMAHA, NEBRASKA 68164
                                                       402-428-2131
FOR FURTHER INFORMATION:



AT THE COMPANY:                                    AT FINANCIAL RELATIONS BOARD:

Bruce C. Karsk                   David Downing     Marilyn Windsor        Diane Hettwer        Tim Grace
EVP, Treasurer and Secretary     VP and CFO        General Inquiries      Analyst Inquiries    Media Inquiries
402-829-6803                     402-827-6235      702-515-1260           312-640-6760         312-640-6667

FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 14, 2004

                  LINDSAY MANUFACTURING CO. REPORTS FISCAL 2004
                       FOURTH-QUARTER, FULL-YEAR RESULTS

OMAHA, NEB., OCTOBER 14, 2004--LINDSAY MANUFACTURING CO. (NYSE: LNN), a leading manufacturer of center pivot, lateral move, and hose reel irrigation systems, today announced results for the fourth quarter and fiscal year ended August 31, 2004.

FOURTH-QUARTER RESULTS

Fourth-quarter fiscal 2004 revenues rose 41 percent to $46.4 million from $33.0 million for the same prior-year quarter. Net earnings were $345,000, or $0.03 per diluted share, compared with $1.9 million, or $0.16 per diluted share, in the prior year's fourth quarter. The fiscal 2004 period's net earnings were reduced by $1.7 million pretax in year-end LIFO, physical inventory and other inventory-related adjustments. Net earnings were also reduced by $850,000 in pretax charges related to the previously disclosed insolvency and liquidation of a Kansas dealership. Combined, these items unfavorably affected diluted earnings per share by $0.14. The fiscal 2003 period benefited from $660,000 pretax in favorable year-end inventory adjustments.

Lindsay saw sales gains across all business and geographical segments. Total irrigation equipment revenues grew 44 percent to $42.4 million from $29.5 million in the prior fiscal year's fourth quarter. Domestic irrigation sales rose by 38 percent, while international irrigation revenues were up 57 percent. The company estimates that one-third of the domestic revenue gain was due to increased volume, with the remainder of the increase attributable to price increases. Diversified products turned in an improved performance with revenues of $4.0 million compared with $3.5 million in the year-ago period, an increase of 16 percent.

Rick Parod, president and chief executive officer, commented, "Demand for our products was strong throughout the year, and the fourth quarter continued this trend. We were pleased with our unit volume growth in both the domestic and international irrigation markets, particularly in view of the rapid rise in equipment prices. At the same time, it has been disappointing to see the continued negative impact on our margins from frequent steel cost increases and the competitive environment."

Fourth-quarter gross margin declined to 16.3 percent from 24.2 percent a year ago as historically high steel prices, coupled with the previously mentioned inventory adjustments, impacted the cost of revenues. Operating income was $402,000 versus $2.3 million in the comparable fiscal 2003 quarter. Operating expenses rose to $7.2 million from $5.7 million, primarily due to a $600,000 bad debt charge, part of the $850,000 in charges related to the insolvency of the Kansas dealership previously discussed. Other operating expense increases were attributable to Sarbanes-Oxley compliance, insurance and Stettyn, the company's newly acquired business in South Africa. However, Lindsay's focus on cost control and revenue growth allowed the company to leverage its operating expenses. For the fiscal 2004 period, operating expenses were 15.4 percent of revenue compared with 17.3 percent of revenue in the fiscal 2003 period.

Parod stated, "Gross margins for the quarter continued to reflect the significant increases in steel costs, which essentially doubled during this fiscal year. During the fourth quarter, steel prices rose by approximately 6.5 percent, which was a much lesser rate than we experienced in earlier quarters. To date in fiscal 2005, steel prices appear to have reached a plateau."

Lindsay's order backlog at August 31, 2004, was $16.5 million compared with $21.9 million at August 31, 2003. "The ending backlog was below last year's level due to changes in our pricing policy. We now require orders booked to be shipped within 30 days or they are subject to re-pricing," Parod said.

FISCAL 2004 RESULTS

Fiscal 2004 total revenues were $196.7 million, an increase of 20 percent from $163.4 million a year ago. Net earnings were $9.3 million, or $0.78 per diluted share, in fiscal 2004 compared with $12.9 million, or $1.08 per diluted share, in fiscal 2003, a decrease of 28 percent.

Irrigation equipment revenues increased by 21 percent to $183.8 million from $151.3 million in the prior fiscal year. In the domestic market, revenue expansion was split approximately equally between volume gains and price increases. Diversified products revenues were $12.9 million compared with $12.1 million in fiscal 2003, a 7 percent gain. Fiscal 2004 gross margin was 20.1 percent compared with 24.3 percent in the prior year. Operating expenses were
14.0 percent of revenue compared with 14.3 percent in fiscal 2003.

Shareholders' equity at August 31, 2004, was $112.3 million, or $9.54 per outstanding common share, compared with $104.3 million, or $8.89 per outstanding common share, at August 31, 2003. Cash and marketable securities at August 31, 2004, were $56.3 million compared with $62.8 million at August 31, 2003.

On July 14, 2004, Lindsay announced that it had increased its regular quarterly cash dividend by 10 percent to $0.055 per share from $0.05 per share. The new annual indicated rate is $0.22 per share, up from an annual indicated rate of $0.20 per share.

OUTLOOK

Parod commented, "During fiscal 2004, steel costs rose at an unprecedented rate, driving frequent and cumulatively significant increases in our selling prices for irrigation equipment. For fiscal 2005, we expect unit volume growth in the international and domestic markets for irrigation equipment, but we remain uncertain as to the effect of future steel cost changes and the impact on selling prices and demand for our products. We believe that we are taking appropriate action to shorten our pricing commitment period on orders received, maintain pricing discipline, prudently manage steel inventories, and place emphasis on achieving costs reductions. Our objective is to drive future gross margins to at least the levels achieved in fiscal 2003. We will continue to take these and other actions in pursuit of our long-term goals of sustainable revenue growth of 8 percent to 12 percent, gross margin of 23 percent to 27 percent, operating margin of 10 percent to 13 percent, and return on beginning equity of 14 percent to 20 percent.

"Our strategy is to use our financial resources to deliver growth and value to shareholders through multiple avenues. We will continue to use, over time, a balanced approach that includes accretive acquisitions, organic growth opportunities, share repurchases and dividend payments," he concluded.

Under Lindsay's share repurchase plan, management has an existing authorization to purchase up to 1.2 million shares of the company's stock.

FOURTH-QUARTER AND FISCAL YEAR-END CONFERENCE CALL

Lindsay's fiscal 2004 investor conference call is scheduled for 11 a.m. ET today. This call will be simulcast and available over the Internet via the web site www.vcall.com. The webcast will be available for replay for a period of 30 days. Lindsay will have a slide presentation available to augment management's formal presentation, which will be accessible via the company's website at www.lindsaymanufacturing.com.

ABOUT THE COMPANY

Lindsay manufactures and markets Zimmatic, Greenfield, Stettyn and Perrot center pivot, lateral move and hose reel irrigation systems and GrowSmart controls, all of which are used by farmers to increase or stabilize crop production while conserving water, energy, and labor. The company also produces large diameter steel tubing and provides outsourced manufacturing and production services for other companies. At August 31, 2004, Lindsay had approximately 11.8 million shares outstanding, which are traded on the New York Stock Exchange under the symbol LNN.

CONCERNING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company and those statements preceded by, followed by or including the words "expectation," "outlook," "could," "may," "should," or similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

            FOR MORE INFORMATION REGARDING LINDSAY MANUFACTURING CO.,
              SEE LINDSAY'S WEBSITE AT www.lindsaymanufacturing.com


                          - FINANCIAL TABLES FOLLOW -

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
      FOR THE THREE-MONTHS AND FISCAL YEARS ENDED AUGUST 31, 2004 AND 2003

                                                    THREE MONTHS ENDED             FISCAL YEAR ENDED
                                               ---------------------------     --------------------------
                                               (UNAUDITED)      (UNAUDITED)    (UNAUDITED)
                                                 AUGUST           AUGUST          AUGUST          AUGUST
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)          2004             2003            2004            2003
----------------------------------------          ----             ----            ----            ----
Operating revenues                              $ 46,422         $ 32,952        $196,696        $163,374
Cost of operating revenues                        38,856           24,978         157,179         123,628
                                                --------         --------        --------        --------
Gross profit                                       7,566            7,974          39,517          39,746
                                                --------         --------        --------        --------

Operating expenses:
  Selling expense                                  2,560            2,756          11,148          10,517
  General and administrative expense               3,892            2,277          13,419          10,285
  Engineering and research expense                   712              671           2,910           2,578
                                                --------         --------        --------        --------
Total operating expenses                           7,164            5,704          27,477          23,380
                                                --------         --------        --------        --------
Operating income                                     402            2,270          12,040          16,366
Interest income, net                                 330              414           1,456           1,577
Other (expense) income, net                         (167)             260             270             844
                                                --------         --------        --------        --------
Earnings before income taxes                         565            2,944          13,766          18,787
Income tax provision                                 220            1,024           4,480           5,900
                                                --------         --------        --------        --------
Net earnings                                    $    345         $  1,920        $  9,286        $ 12,887
                                                ========         ========        ========        ========


Basic net earnings per share                    $   0.03         $   0.16        $   0.79        $   1.10
                                                ========         ========        ========        ========

Diluted net earnings per share                  $   0.03         $   0.16        $   0.78        $   1.08
                                                ========         ========        ========        ========


Average shares outstanding                        11,766           11,735          11,756          11,729
Diluted effect of stock options                      173              208             198             167
                                                --------         --------        --------        --------
Average shares outstanding assuming               11,939           11,943          11,954          11,896
dilution
                                                ========         ========        ========        ========


Cash dividends per share                        $  0.055         $  0.050        $  0.205        $  0.155
                                                ========         ========        ========        ========

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            AUGUST 31, 2004 AND 2003

                                                           (UNAUDITED)
                                                             AUGUST            AUGUST
($ IN THOUSANDS, EXCEPT PAR VALUES)                           2004              2003
-----------------------------------                           ----              ----
ASSETS
Current Assets:
  Cash and cash equivalents                                 $   8,973         $  15,368
  Marketable securities                                        14,802             8,770
  Receivables, net                                             34,369            22,970
  Inventories, net                                             19,780            20,019
  Deferred income taxes                                         1,828             2,301
  Other current assets                                          2,045             1,010
                                                            ---------         ---------
  Total current assets                                         81,797            70,438

Long-term marketable securities                                32,527            38,674
Property, plant and equipment, net                             16,355            13,889
Other noncurrent assets                                         8,098             8,219
                                                            ---------         ---------
Total assets                                                $ 138,777         $ 131,220
                                                            =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                          $   9,117         $   8,228
  Other current liabilities                                    15,021            16,053
                                                            ---------         ---------
  Total current liabilities                                    24,138            24,281

Pension benefits liabilities                                    2,170             2,315
Noncurrent liabilities                                            172               333
                                                            ---------         ---------
Total liabilities                                              26,480            26,929
                                                            ---------         ---------

Commitments and Contingencies

Shareholders' equity:
    Preferred stock, ($1 par value, 2,000,000 shares
      authorized, no shares issued and outstanding)                --                --
    Common stock, ($1 par value, 25,000,000 shares
      authorized, 17,493,841 and 17,459,561 shares
      issued in August 2004 and 2003)                          17,494            17,460
    Capital in excess of stated value                           2,966             2,484
    Retained earnings                                         181,209           174,333
    Less treasury stock, (at cost, 5,724,069 shares)          (89,898)          (89,898)
    Accumulated other comprehensive gain (loss)                   526               (88)
                                                            ---------         ---------
Total shareholders' equity                                    112,297           104,291
                                                            ---------         ---------
Total liabilities and shareholders' equity                  $ 138,777         $ 131,220
                                                            =========         =========

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE FISCAL YEARS ENDED AUGUST 31, 2004 AND 2003

                                                                  (UNAUDITED)
                                                                    AUGUST             AUGUST
($ IN THOUSANDS)                                                     2004               2003
----------------                                                     ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                                    $  9,286           $ 12,887
   Adjustments to reconcile net earnings to net cash
        provided by operating activities:
      Depreciation and amortization                                   2,969              3,525
      Amortization of marketable securities premiums, net               149               (145)

      Gain on sale of fixed assets                                      (29)               (76)

      Stock option tax benefits                                         157                 32
      Provision for uncollectible accounts receivable                   760               (275)
      Equity in net loss (earnings) of equity method investments         73               (125)
      Deferred income taxes                                             881                830
      Other, net                                                       (205)              (152)
   Changes in assets and liabilities:
      Receivables, net                                              (11,507)             2,514
      Inventories, net                                                  920             (2,578)
      Other current assets                                           (1,051)              (119)
      Accounts payable, trade                                           749               (564)
      Other current liabilities                                         435                189
      Current taxes payable                                          (1,780)               888
      Other noncurrent assets and liabilities                          (602)            (1,524)
                                                                   --------           --------
   Net cash provided by operating activities                          1,205             15,307
                                                                   --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment                        (5,037)            (1,918)
   Acquisition of business                                           (1,025)                --
   Proceeds from sale of property, plant and equipment                   43                 63
   Purchases of marketable securities held to maturity               (2,982)           (12,465)
   Proceeds from maturities of marketable securities held
     to maturity                                                      6,676             14,232

   Purchases of marketable securities available for sale            (11,817)           (10,445)
   Proceeds from sale of marketable securities available
     for sale                                                         8,456                 --
                                                                   --------           --------
   Net cash used in investing activities                             (5,686)           (10,533)
                                                                   --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of options under stock option plan            492                 39
   Dividends paid                                                    (2,410)            (1,819)
                                                                   --------           --------
   Net cash used in financing activities                             (1,918)            (1,780)
                                                                   --------           --------


   Effect of exchange rate changes on cash                                4                (51)
                                                                   --------           --------
   Net (decrease) increase in cash and cash equivalents              (6,395)             2,943
   Cash and cash equivalents, beginning of period                    15,368             12,425
                                                                   --------           --------
   Cash and cash equivalents, end of period                        $  8,973           $ 15,368
                                                                   ========           ========